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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☑    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

(Name of Registrant as Specified In Its Charter)
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SUPPLEMENT TO
2023 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
DATED MARCH 15, 2023
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 27, 2023

This Supplement provides updated information with respect to the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Johnson & Johnson to be held on April 27, 2023.

On March 15, 2023, Johnson & Johnson commenced distribution of the Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) for the Annual Meeting and notice of availability of the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.

This Supplement is being filed to correct the following information in the Proxy Statement. On page 138, the number of shares outstanding is corrected from 3,119,842,548 to 2,598,389,867 and on page 42, the statement:

99%	Is committed to our shareholders.	is corrected to:	94%	Is committed to our shareholders.

Information on how to vote your shares, or change or revoke your prior vote or voting instruction, is available in the Proxy Statement.